SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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IMATION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMATION CORP.

1 Imation Place
Oakdale, Minnesota 55128

March 24, 2003

Dear Imation Corp. Shareholders:

You are cordially invited to attend the Imation Corp. 2003 Annual Meeting of Shareholders. The Meeting will be held this year on Thursday, May 8, 2003, at 9:00 a.m., local time, at the Museum of Contemporary Art, 220 E. Chicago Ave., Chicago, IL 60611. All holders of the Company’s outstanding common stock as of the close of business on March 14, 2003 are entitled to vote at the Annual Meeting. Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the Annual Meeting and shareholders will have an opportunity to ask questions.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to vote your shares either by telephone, Internet or the mail in order to ensure that your shares will be represented at the Annual Meeting. Instructions on how to vote your shares by telephone or the Internet are on the accompanying proxy card. If you choose to vote by mail, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to ensure that your shares will be represented at the Annual Meeting.

Sincerely,

William T. Monahan
Chairman of the Board, President and
Chief Executive Officer

INFORMATION CONCERNING SOLICITATION AND VOTING
Voting Procedures
Security Ownership of Certain Beneficial Owners
Security Ownership of Management
Section 16(a) Beneficial Ownership Reporting Compliance
BOARD OF DIRECTORS
Meetings of the Board and Board Committees
Director Independence
Committees of the Board
Compensation of Directors
Board Retirement Policy
Indemnification Agreements
Item No. 1 ELECTION OF DIRECTORS
General Information
Information Concerning Directors
Item No. 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
Item No. 3 APPROVAL OF THE AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN
General
Proposed Amendment
Summary of the Incentive Plan
Plan Benefits
Federal Tax Consequences
Equity Compensation Plan Information
OTHER BUSINESS
AUDIT AND FINANCE COMMITTEE REPORT
AUDIT AND OTHER FEES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year End Option Values
Compensation Under Retirement Plans
Severance Agreements, Retirement Agreement and Transaction Bonuses
SHAREHOLDER RETURN PERFORMANCE GRAPH
GENERAL
Proxy Solicitation
Shareholder Proposals for 2004 Annual Meeting
APPENDIX A
APPENDIX B

IMATION CORP.

1 Imation Place
Oakdale, Minnesota 55128

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 8, 2003

To the Shareholders of Imation Corp.:

The 2003 Annual Meeting of Shareholders of IMATION CORP. will be held on Thursday, May 8, 2003, at 9:00 a.m., local time, at the Museum of Contemporary Art, 220 E. Chicago Ave., Chicago, IL 60611, for the following purposes:

1.	To elect three Class I directors of the Company to serve for a three-year term;

2.	To act on the proposal to ratify the appointment of PricewaterhouseCoopers LLP, independent auditors, to audit the consolidated financial statements of Imation Corp. for fiscal year 2003;

3.	To act on the proposal to amend the 2000 Stock Incentive Plan to add a maximum limit to awards to any one participant so that stock options and certain awards granted under the 2000 Stock Incentive Plan will be deductible by the Company for federal income tax purposes under Internal Revenue Code Section 162(m); and

4.	To transact such other business that may properly come before the meeting or any adjournment or adjournments thereof.

These items are more fully described in the following pages of the Proxy Statement.

The Board of Directors has fixed the close of business on March 14, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

John L. Sullivan
Senior Vice President, General Counsel
and Secretary

Oakdale, Minnesota
March 24, 2003

IMPORTANT NOTICE

PLEASE VOTE BY TELEPHONE OR INTERNET, OR MARK, DATE, SIGN AND PROMPTLY MAIL

THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES
WILL BE REPRESENTED AT THE MEETING.

IMATION CORP.

IMATION CORP.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

Voting Procedures

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Imation Corp. (the “Company” or “Imation”) for use at the Annual Meeting of Shareholders of Imation to be held on May 8, 2003, and at all adjournments thereof. All shareholders of record as of the close of business on March 14, 2003 are entitled to vote at the Annual Meeting and, as of that date, there were approximately 35,583,943 shares of common stock, $.01 par value, of the Company outstanding. Each share of common stock entitles the holder to one vote. Shares of common stock held in the Company’s treasury will not be voted and will not be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote.

The Company anticipates that this Proxy Statement and the accompanying form of proxy will first be sent to its shareholders on or about March 27, 2003.

A proxy card is enclosed for your use. In order to register your vote, complete, date and sign the proxy card and return it in the envelope provided or vote your proxy by telephone or Internet in accordance with the voting instructions set forth on the proxy card.

You have three choices on each matter to be voted upon at the Annual Meeting. With respect to the election of directors, by checking the appropriate box on your proxy card, you may (i) vote for all of the director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees you designate. With respect to the other matters to be voted upon, by checking the appropriate box on your proxy card, you may (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on the item. If you do not specify on your proxy card (or when giving your proxy by telephone or the Internet) how you want to vote your shares, your shares will be voted FOR the election of all directors as nominated, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2003 and FOR the amendment to the 2000 Stock Incentive Plan.

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, by submitting another proxy by telephone or the Internet at a later date, or by attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating such person to act on your behalf.

If you “abstain” on any matter (or “withhold authority” as to the election of any director), the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If you hold shares in “street name” and you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In that case, your shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such proposal.

Security Ownership of Certain Beneficial Owners

The following table sets forth the holdings, as of January 31, 2003, of the Company’s outstanding common stock of each person known to the Company to own beneficially (as defined by the Securities and Exchange Commission for proxy statement purposes) more than 5% of any class of the Company’s voting securities:

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership		of Class

Private Capital Management, L.P.	4,215,888	(1)	11.9%
Bruce S. Sherman Gregg J. Powers
8889 Pelican Bay Blvd. Naples, Florida 34108
AXA Financial, Inc.
and related entities	1,885,800	(2)	5.3%
1290 Avenue of the Americas New York, New York 10104
Harris Associates, L.P./Harris Associates, Inc.	1,811,887	(3)	5.1%
Two North LaSalle Street, Suite 500
Chicago, Illinois 60602-3790

(1)	A Schedule 13G was filed with the Securities and Exchange Commission on February 14, 2003 by Private Capital Management, L.P. (“PCM”), and its Chief Executive Officer, Bruce S. Sherman, and its President, Gregg J. Powers, reporting beneficial ownership of an aggregate of 4,215,888 shares of common stock. Of such shares, PCM, Mr. Sherman and Mr. Powers reported that they had shared voting and dispositive powers with respect to 4,174,888 shares. Mr. Sherman and Mr. Powers disclaimed beneficial ownership of such shares, which are held by PCM’s clients and managed by PCM. Mr. Powers reported that he had sole voting and dispositive powers with respect to an additional 41,000 shares of common stock.

(2)	A Schedule 13G was filed with the Securities and Exchange Commission on February 12, 2003 by AXA Financial, Inc. and AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle and AXA reporting beneficial ownership of an aggregate of 1,885,800 shares of common stock. Of that number, AXA Financial, Inc. reported that it beneficially owned 822,300 shares of common stock. Of those 822,300 shares, AXA Financial, Inc. had sole power to vote 473,400 shares, shared power to vote 249,700 shares and sole power to dispose of 822,300 shares. AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle and AXA reported beneficial ownership of 1,885,800 shares, with sole power to vote 1,125,700 shares, shared power to vote 249,700 shares, sole power to dispose of 822,300 shares and shared power to dispose of 1,063,500 shares. Other entities identified in the filing as beneficial owners of Company common stock are AXA Rosenberg Investment Management LLC, with sole power to vote 652,300 shares of common stock and shared power to dispose of 1,063,500 shares; Alliance Capital Management L.P. with sole power to vote 436,500 shares, shared power to vote 249,700 shares and sole power to dispose of 785,400 shares; and the Equitable Life Assurance Society of the United States with sole power to vote 36,900 shares and sole power to dispose of 36,900 shares.

(3)	A Schedule 13G was filed with the Securities and Exchange Commission on February 14, 2003 by Harris Associates L.P. (“Harris”) and Harris Associates Inc. (“HAI”) reporting that Harris and HAI had shared power to vote 1,811,887 shares of common stock, sole power to dispose of 1,629,887 shares of common stock and shared power to dispose of 182,000 shares of common stock. Harris serves as investment adviser to the Harris Associates Investment Trust (the “Trust”) and various of Harris’s officers and directors are also officers and the trustees of the Trust. The Trust owns 182,000 shares of common stock, which are included in the shares with respect to which Harris has shared voting and dispositive powers.

Security Ownership of Management

The following table sets forth the number of shares of common stock of the Company beneficially owned as of January 31, 2003, by each director, each director nominee, each officer named in the Summary Compensation Table in this Proxy Statement and all directors and executive officers as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner.

	Amount and Nature of	Percentage
Name of Beneficial Owner	Beneficial Ownership(1)	of Class

William T. Monahan	395,954	1.10%
Michael S. Fields	49,664	*
Linda W. Hart	72,510	*
Ronald T. LeMay	57,114	*
Marvin L. Mann	56,267	*
L. White Matthews, III	73	*
Glen A. Taylor	24,851	*
Daryl J. White	62,961	*
Robert L. Edwards	150,392	*
Frank P. Russomanno	44,016	*
John L. Sullivan	70,884	*
David H. Wenck	117,086	*
All Directors and Executive Officers as a Group (17 persons)	1,289,427	3.51%

*	Indicates ownership of less than 1%.

(1)	The shares shown include: (i) the following shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days: Mr. Monahan, 379,090 shares; Mr. Fields, 43,836 shares; Ms. Hart, 60,000 shares; Mr. LeMay, 54,247 shares; Mr. Mann, 53,534 shares; Mr. Taylor, 20,000 shares; Mr. White, 60,000 shares; Mr. Edwards, 138,750 shares; Mr. Russomanno, 41,880 shares; Mr. Sullivan, 63,750 shares; Mr. Wenck, 113,160 shares; and all directors and executive officers as a group, 1,205,792 shares; and (ii) the following shares allocated as of January 31, 2003 to the accounts of participants under the Imation Retirement Investment Plan: Mr. Monahan, 2,030 shares; Mr. Edwards, 1,642 shares; Mr. Russomanno, 1,867 shares; Mr. Sullivan, 1,134 shares;

Mr. Wenck, 1,971 shares; and all executive officers as a group, 15,966 shares. The participants in the Imation Retirement Investment Plan have shared voting and investment power with respect to such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of the Company’s common stock with the Securities and Exchange Commission and the New York Stock Exchange. The Company is required to identify any of those individuals who failed to file such reports on a timely basis. The Company believes that during 2002 all directors and executive officers of the Company complied with their Section 16(a) filing requirements.

BOARD OF DIRECTORS

Meetings of the Board and Board Committees

During 2002, the Board of Directors held a total of five meetings and the various committees of the Board met a total of eleven times. Each director attended 75% or more of the total meetings of the Board of Directors and the Board committees on which the director served. The non-management directors of the Board meet regularly at scheduled executive sessions.

Director Independence

The Board undertook a review of director independence in early March 2003. During this review, the Board reviewed whether there were any transactions or relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also reviewed whether there were any relationships between the directors and senior management and between directors and the Company’s auditors. The purpose of this review was to determine whether any such relationships or transactions, if existing, were inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined that all of the directors are independent, other than the Company’s Chief Executive Officer, William T. Monahan.

Committees of the Board

The standing committees of the Board of Directors include the Audit and Finance, Compensation, and Nominating and Governance Committees. Each of the Board committees has adopted a written committee charter which sets forth the function and responsibilities of the committee.

Audit and Finance Committee. The Audit and Finance Committee consists of three non-employee directors: Messrs. LeMay (Chair), Matthews and White. Mr. Eaton, who retired from the Board in January 2003, was a member of the Audit and Finance Committee until his resignation and Mr. Matthews was appointed to the Audit and Finance Committee in February 2003. All of the members of the Committee are independent directors, as defined under the New York Stock Exchange’s listing standards. The Audit and Finance Committee held four meetings in 2002. The Audit and Finance Committee reviews the Company’s consolidated financial statements, including accounting principles and auditing principles and practices; has the authority to appoint or replace the Company’s independent auditors and approve the scope of their audit services; reviews the Company’s compliance procedures and scope of internal controls; reviews and approves non-audit services performed by the independent auditors; reports to the Board of Directors on the adequacy of financial statement disclosures and adherence to accounting principles; reviews financial policies which may impact the Company’s financial statements; monitors compliance with financing agreements; and monitors and oversees the functions of the Company’s Pension and Retirement Committee. The Audit Committee portion of the Audit and Finance Committee Charter is included as Appendix A to this Proxy Statement.

Compensation Committee. The Compensation Committee consists of four non-employee directors: Messrs. White (Chair), Fields and Mann and Ms. Hart. The Compensation Committee held three meetings in 2002. The Compensation Committee reviews and makes recommendations as to compensation and benefits programs for the Company’s executive officers and sets Chief Executive Officer compensation; reviews and consults with the Chief Executive Officer regarding the selection of officers and management succession planning; evaluates senior management performance; and oversees administration of certain stock and benefit plans.

Nominating and Governance Committee. The Nominating and Governance Committee consists of four non-employee directors: Ms. Hart (Chair) and Messrs. LeMay, Mann and Taylor. Mr. LeMay was appointed to the Nominating and Governance Committee in January 2003. The Nominating and Governance Committee held four meetings in 2002. The Nominating and Governance

Committee advises and makes recommendations to the Board on all matters concerning directorship and corporate governance matters and the selection of candidates as nominees for election as directors.

The Nominating and Governance Committee will consider qualified nominees for Board membership submitted by shareholders. A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Corporate Secretary of the Company at 1 Imation Place, Oakdale, Minnesota 55128. Generally, candidates must be highly qualified and have broad training and experience in their chosen fields. They should represent the interests of all shareholders and not those of a special interest group. Any nominations for director to be made at an Annual Meeting of Shareholders must be made in accordance with the requirements described in the section entitled “General — Shareholder Proposals for 2004 Annual Meeting.”

Compensation of Directors

Directors who are not employees of the Company receive an annual retainer of $34,000 and an additional fee of $5,000 per year for serving as chair of a Board committee, other than the Audit and Finance Committee for which the chair receives an annual fee of $10,000. Non-employee directors are paid $1,500 for attendance in person and $1,000 for attendance by telephone or video conference at each meeting of the Board of Directors and $1,000 for attendance at meetings of Board committees. In addition, the Company matches gifts by each non-employee director to qualified charitable institutions in an amount up to $15,000 per year.

Under the terms of the 1996 Directors Stock Compensation Program, as amended (the “Directors Plan”), each non-employee director automatically receives, in lieu of 30% of his or her annual retainer fee for serving on the Board and 25% of his or her annual retainer fee as committee chair, shares of restricted common stock equal in value to such portion of the retainer fee. Restrictions on the stock lapse three years after the date of grant. The Directors Plan also permits non-employee directors to elect to receive all or part of the remainder of their annual retainer, chairperson fee and meeting fees in shares of common stock or in restricted stock units equivalent to shares of common stock. In addition, each non-employee director automatically receives an initial stock option grant for common stock on the date he or she becomes a director and an additional annual stock option grant on the date of the annual meeting of shareholders each year. The number of shares subject to each option grant is 10,000, with the number of shares subject to the initial grant prorated for the number of months the director served as a director during the year. The options are non-qualified stock options with a term of ten years and are granted at an option price equal to the fair market value of the common stock on the date of grant. Each option becomes fully exercisable on the date of the next annual meeting of shareholders following the date of grant, provided that all outstanding options of a director will immediately vest and become fully exercisable upon the director’s death or disability, or upon a change of control (as defined in the Directors Plan).

Employee directors are not compensated for their service on the Board of Directors.

Board Retirement Policy

The Board has adopted a retirement policy that does not permit non-employee directors to be nominated for re-election as a director at the next annual meeting of shareholders following either 15 years of service as a director or the director attaining the age of 70. In addition, the Board policy requires a director who is also the chief executive officer to submit his or her resignation from the Board when he or she ceases to hold that position and any other director who is an employee of the Company to retire from the Board (i) at the time of a diminution in his or her duties or responsibilities as an officer unless the Board at its sole discretion determines such officer continues to be qualified to act as a director, (ii) upon termination of his or her active service as an employee or (iii) upon attaining the age of 65, whichever is earliest.

Indemnification Agreements

It is the Company’s policy to indemnify its directors and officers against any costs, expenses and other liabilities to which they may become subject by reason of their service to the Company and to insure its directors and officers against such liabilities to the extent permitted by applicable law. The Company’s Bylaws provide for indemnification of its directors, officers and employees against such costs, expenses and other liabilities so long as the director, officer or employee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests. The Company has also entered into Indemnity Agreements with each of its directors pursuant to which the Company has agreed to indemnify each director to the full extent provided by applicable law and the Company’s Bylaws as currently in effect.

Item No. 1

ELECTION OF DIRECTORS

General Information

The Board of Directors of the Company is currently composed of eight directors divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. The three directors serving in Class I have terms expiring at the 2003 Annual Meeting. The Class I directors currently serving on the Board, Mr. Fields, Mr. LeMay and Mr. Matthews, have been nominated by the Board of Directors for re-election to three-year terms at the Annual Meeting. The three Class I director nominees currently are directors of the Company.

Each of the nominees standing for re-election has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxy may be voted for a substitute designated by the Board.

Each Class I nominee elected will hold office until the annual meeting of shareholders to be held in 2006 or until his successor has been duly elected and qualified, unless prior to such meeting the director resigns or his directorship becomes vacant due to his death or removal.

Information Concerning Directors

Director Nominees — Class I (Term Ending 2003)*

Michael S. Fields	Michael S. Fields, age 57, has been Chairman and Chief Executive Officer of The Fields Group (a management consulting firm) since May 1997. In June 1992, Mr. Fields founded Open Vision (a supplier of computer systems management applications for open client/server computing environments). Mr. Fields served as Chairman and Chief Executive Officer of that company from July 1992 to July 1995 and continued to serve as Chairman of the Board until April 1997. Prior to such time, Mr. Fields held a number of executive positions at Oracle Corporation. Mr. Fields has been a director of the Company since January 1998 and is also a director of five privately-held companies,

*	Lawrence E. Eaton retired from the Board effective January 28, 2003. L. White Matthews, III was elected by the Board of Directors in February 2003 to fill the vacancy arising from Mr. Eaton’s retirement.

Adhaero Corp., Vianovus, Inc., Bridgestream, Inc., Secure Compliance, Inc. and Crucian Global, Inc.

L. White Matthews, III	L. White Matthews, III, age 57, has been retired since September 2001. From July 1999 until September 2001, Mr. Matthews served as Executive Vice President and Chief Financial Officer of Ecolab, Inc. (a developer and marketer of cleaning and sanitizing products and services) as well as a member of its Board of Directors. Mr. Matthews was retired from May 1998 to July 1999. From February 1977 to May 1998, Mr. Matthews served in various financial positions with Union Pacific Corporation (a company involved in rail/truck transportation and oil/gas exploration and production). From February 1988 to May 1998 he was Executive Vice President and Chief Financial Officer of Union Pacific as well as a member of the Board of Directors from 1994 to 1998. Mr. Matthews has been a director of the Company since February 2003. He is a director and Audit Committee chairperson of Nortrax, Inc. and a director of Mercantile Funds, Inc., both privately-held companies.

Ronald T. LeMay	Ronald T. LeMay, age 57, has served as President and Chief Operating Officer of Sprint Corporation (a telecommunications company) since October 1997. Mr. LeMay has agreed to remain in these positions until after a new Chief Executive Officer for Sprint has been named, at which time he will retire from Sprint and retire as a director of Sprint (which may or may not occur prior to the Company’s Annual Meeting of Shareholders). From July 1997 to October 1997, he served as Chairman and Chief Executive Officer of Waste Management, Inc. (a provider of waste management services). From February 1996 to July 1997, he served as President and Chief Operating Officer of Sprint. From March 1995 to September 1996, Mr. LeMay served as the Chief Executive Officer of Sprint Spectrum, a partnership among Sprint Tele-Communications, Inc., Comcast Corporation and Cox Communications. From 1989 to 1995, Mr. LeMay served as President and Chief Operating Officer of Sprint Long Distance. Mr. LeMay has been a director of the Company since July 1996 (except for the period mentioned above when he served as Chairman and Chief Executive Officer of Waste Management) and is also a director of Sprint Corporation, Allstate Corporation and Ceridian Corporation.

Board Members Continuing in Office — Class II (Term Ending 2004)

Marvin L. Mann	Marvin L. Mann, age 69, is a director and Chairman Emeritus of Lexmark International, Inc. (a supplier of network and personal printers and information processing supplies), having served as Chairman, President and Chief Executive Officer from the time the company was formed in 1991 until May 1998 and as Chairman until he retired in May 1999. Prior to such time, Mr. Mann served in a number of executive positions at International Business Machines Corporation. Mr. Mann has been a director of the Company since January 1997 and is also a director of Acterna, Inc. and a member of the Fidelity Investments Board of Trustees.

Glen A. Taylor	Glen A. Taylor, age 61, is Chairman of Taylor Corporation (a holding company in the commercial printing area). In August 1994, he acquired the National Basketball Association Minnesota Timberwolves team, and in 1999 launched the WNBA women’s basketball team, the Minnesota Lynx. Mr. Taylor has been a director of the Company since May 2000.

Daryl J. White	Daryl J. White, age 55, has been retired since May 2001. From August 2000 until May 2001, Mr. White served as President and Chief Financial Officer of Legerity, Inc. (a supplier of data and voice communications integrated circuitry). Prior to such time, Mr. White served as the Senior Vice President of Finance and Chief Financial Officer of Compaq Computer Corporation from 1988 until his retirement in May 1996. Mr. White has been a director of the Company since July 1996.

Board Members Continuing in Office — Class III (Term Ending 2005)*

Linda W. Hart	Linda W. Hart, age 62, is Vice Chairman and Chief Executive Officer of Hart Group, Inc. (a diversified group of companies primarily involved in residential and commercial building materials). Prior to joining Hart Group, Inc. in 1990, Ms. Hart was engaged in the private practice of law in Dallas, Texas. Ms. Hart is currently a director of each of the Hart Group companies; Hart Group, Inc., Rmax, Inc., and L&M Acquisitions, Inc. Ms. Hart has been a director of the Company since July 1996.

William T. Monahan	William T. Monahan, age 55, has been Chairman of the Board, President and Chief Executive Officer of the Company since the Company was formed in March 1996 in connection with the spin-off of the Company from 3M. From June 1993 to March 1996, Mr. Monahan served as Group Vice President responsible for the Electro and Communications Group of 3M, and from May 1992 to May 1993, he served as Senior Managing Director of 3M Italy. From September 1989 to May 1992, Mr. Monahan was Vice President of the Data Storage Products Division of 3M. Mr. Monahan is currently a director of Hutchinson Technology Inc. and Pentair Corp.

The Board of Directors recommends you vote FOR the election of each of the nominees in Class I as directors of the Company for a three-year term. Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting by holders of common stock voting for the election of directors.

Item No. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, on the recommendation of the Audit and Finance Committee, has appointed PricewaterhouseCoopers LLP (“PwC”), an independent certified public accounting firm, to audit the consolidated financial statements of the Company for 2003. PwC has audited the Company’s financial statements since PwC was formed in 1998 by the merger of the accounting firms of Price Waterhouse LLP and Coopers & Lybrand L.L.P. Prior to their merger, Coopers & Lybrand L.L.P. audited the Company’s financial statements for the years 1996 and 1997. Representatives of the firm will attend the Annual Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

The Board of Directors recommends you vote FOR ratification of the appointment of the independent auditors. The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for ratification of the appointment of the independent auditors.

*	Richard E. Belluzzo resigned from the Board effective August 2, 2002.

Item No. 3

APPROVAL OF THE AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

General

On May 16, 2000, the shareholders approved the 2000 Stock Incentive Plan (the “Incentive Plan”). The Incentive Plan provides for the grant of stock options and other stock-based awards to employees, officers, consultants and independent contractors providing services to the Company and its subsidiaries as determined by the Board of Directors or by a committee of directors designated by the Board of Directors to administer the Incentive Plan.

Proposed Amendment

On February 6, 2003, the Board of Directors authorized an amendment to the Incentive Plan to add requisite language necessary to allow the Company to deduct from its taxes, in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, certain compensation received under the Incentive Plan by officers named in the Summary Compensation Table in the Company’s Proxy Statement (the “Section 162(m) Employees”). Section 162(m) of the Internal Revenue Code prohibits a publicly-held corporation from deducting compensation in excess of $1,000,000 to any 162(m) Employee. Section 162(m) contains an exception to this prohibition for compensation that is considered to be “performance-based.” The change made to the Incentive Plan is intended to comply with the requirements of this performance-based exception so that stock options and certain other awards granted under the Plan to 162(m) Employees will be deductible by the Company for federal income tax purposes. The amendment to the Incentive Plan limits annual grants of stock options and other “performance-based” awards to any person to a maximum of 500,000 shares of the Company’s common stock.

The following summary of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached to this Proxy Statement as Appendix B.

Summary of the Incentive Plan

Purpose. The purpose of the Incentive Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants and independent contractors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Administration. The Compensation Committee (for purposes of this summary, the “Committee”) has been designated by the Board of Directors to administer the Incentive Plan. The Committee has full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Incentive Plan. Subject to the provisions of the Incentive Plan, the Committee may amend or waive the terms and conditions of an outstanding award. The Committee has authority to interpret the Incentive Plan and establish rules and regulations for the administration of the Incentive Plan. The Committee may delegate to one or more directors or a committee of directors the Committee’s powers and duties under the Incentive Plan, or the Board of Directors may exercise the Committee’s powers and duties under the Incentive Plan.

Eligibility. Any employee, officer, consultant or independent contractor providing services to the Company and its subsidiaries is eligible to be selected by the Committee to receive awards under the Incentive Plan. As of February 28, 2003, there were approximately 2,800 employees and officers who were eligible as a class to be selected by the Committee to receive awards under the Incentive Plan. As of February 28, 2003, approximately 731 employees and officers held outstanding awards under the Incentive Plan. Non-employee directors are not eligible to participate in the Incentive Plan.

Number of Shares. The Incentive Plan provides for the issuance of up to 4,000,000 shares of common stock, subject to adjustment in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company or other similar changes in the corporate structure or stock of the Company. Shares subject to awards under the Incentive Plan that are not used or are forfeited because the terms and conditions of the awards are not met, or because the award terminates without delivery of any shares, may again be used for awards under the Incentive Plan. Shares used by a participant as full or partial payment to the Company of the purchase price relating to an award, or in connection with the satisfaction of tax obligations relating to an award, will also be available for awards under the Incentive Plan. Shares issued under the Incentive Plan may be authorized but unissued shares, treasury shares or shares acquired in the open market or otherwise. Shares subject to awards granted under the Incentive Plan are described in the table at the end of this section.

Types of Awards and Certain Terms and Conditions. The types of awards that may be granted under the Incentive Plan are stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock grants, other stock-based awards and any combination thereof. The Incentive Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Committee may not amend or discontinue any outstanding award without the consent of the holder of the award if such action would adversely affect the rights of the holder. Except as provided by the Incentive Plan, awards will not be transferable other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by law. Generally, the consideration to be received by the Company for the grant of awards under the Incentive Plan will be the participant’s past, present or expected future contributions to the Company.

Stock Options. Incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code (“Incentive Stock Options”) and non-qualified stock options may be granted under the Incentive Plan. The Committee will determine the exercise price of any option granted under the Incentive Plan, but in no event will the exercise price for any Incentive Stock Option be less than 100% of the fair market value of the Company’s common stock on the date of grant. Stock options will be exercisable at such times as the Committee determines. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Committee may specify, including delivery of shares of the Company’s common stock having a fair market value on the date of exercise equal to the exercise price.

Stock Appreciation Rights. The Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one share of common stock on the date of exercise over the fair market value of one share of common stock on the date of grant. The payment may be made in cash or shares of common stock, or other form of payment, as determined by the Committee.

Restricted Stock and Restricted Stock Units. The Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Committee may impose. Shares of restricted stock granted under the Incentive Plan will be evidenced by stock certificates, which will be held by the Company or an agent selected by the Company, and the Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one share of common stock and may include, if so determined by the Committee, the value of any dividends or other rights or property received by shareholders after the date of grant of the restricted stock unit. The Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.

Performance Awards. A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The Committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, shares of stock or other securities, or other awards or property.

Other Stock-Based Awards. The Committee may grant other awards denominated or payable in, valued by reference to, or otherwise based on or related to Company common stock as are deemed by the Committee to be consistent with the purpose of the Incentive Plan. The Committee will determine the terms and conditions of such other stock-based awards, including the consideration to be paid for shares of common stock or other securities delivered pursuant to a purchase right granted under such award. The value of such consideration shall not be less than 100% of the fair market value of such shares or other securities as of the date such purchase right is granted.

Duration, Termination and Amendment. Unless earlier discontinued or terminated by the Board of Directors, the Incentive Plan will terminate 10 years after the date of the initial grant of awards. The Incentive Plan permits the Board of Directors to amend, alter, suspend, discontinue or terminate the Incentive Plan at any time, except that prior shareholder approval will be required for any amendment to the Incentive Plan that requires shareholder approval under the rules or regulations of the New York Stock Exchange that are applicable to the Company.

Plan Benefits

The only awards that have been granted under the Incentive Plan are stock options. The number of shares of common stock subject to options to be granted in the future to executive officers is not determinable at this time as the Committee will make such determinations in its sole discretion. Stock options granted during fiscal year 2002 to the executive officers named in the Summary Compensation Table in this Proxy Statement are shown in the table entitled “Option Grants in Last Fiscal Year.” Stock options for the purchase of a total of 405,000 shares of common stock were granted to all current executive officers, as a group, during fiscal year 2002. The Committee has approved a pool of 770,000 shares underlying options to be granted to employees who are not executive officers for the period May 2003 through April 2004 and the Company intends to grant a majority of those options in May, as part of the Company’s annual compensation review process for non-executive officers. Non-employee directors are not eligible to participate in the Incentive Plan.

Federal Tax Consequences

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Incentive Plan.

Stock Options and Stock Appreciation Rights. The grant of any option or stock appreciation right is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a non-qualified stock option, the option holder must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequences to an option holder upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Internal Revenue Code have been satisfied.

Other Awards. With respect to other awards granted under the Incentive Plan that are payable either in cash or shares that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (i) cash or the fair market value of the shares received (determined as of the date of such receipt) over (ii) the amount (if any) paid for such shares by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

Satisfaction of Tax Obligations. Under the Incentive Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to the Company to satisfy federal and state tax obligations.

Section 162(m) Requirements. The Incentive Plan, with the proposed amendment, as described above, has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation.

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options under all of the Company’s existing equity compensation plans as of December 31, 2002, including the Incentive Plan, the 1996 Employee Stock Incentive Program, as amended, and the 1996 Director Stock Compensation Program. As of December 31, 2002, options are the only form of compensation that has been granted under the 1996 Employee Stock Incentive Program and the Incentive Plan. Options, restricted stock and restricted stock units have been granted to directors under the 1996 Director Stock Compensation Program. All of the compensation plans listed below have been approved by the Company’s shareholders.

			Number of securities
			remaining
			available for
			future issuance
	Number of		under the equity
	securities		compensation
	to be issued	Weighted-average	plans
	upon exercise of	exercise price of	(excluding securities
Equity compensation plans	outstanding options,	outstanding options,	reflected in the
approved by shareholders	warrants and rights	warrants and rights	first column)

1996 Employee Stock Incentive Program	2,491,434	$23.28	0 (1)
2000 Stock Incentive Plan	1,752,368	$25.17	2,247,632 (2)
1996 Director Stock Compensation Program	520,616	$24.42	259,917 (3)
Total	4,764,418 (4)	$24.12	2,507,549

(1)	No additional awards may be granted under the Company’s 1996 Employee Stock Incentive Plan.

(2)	Under the 2000 Stock Incentive Plan, the Compensation Committee may issue restricted stock, performance awards and other stock-based awards in addition to options.

(3)	Under the 1996 Director Stock Compensation Program, the Compensation Committee may issue restricted stock in addition to options and restricted stock units.

(4)	This number does not include outstanding options for 1,662 shares of common stock at a weighted average exercise price of $3.35 per share that were assumed in connection with an acquisition. No subsequent grants of any kind will be made pursuant to this compensation plan.

The Board of Directors recommends you vote FOR approval of the amendment to the 2000 Stock Incentive Plan. The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the amendment to the 2000 Stock Incentive Plan.

OTHER BUSINESS

The Company is not aware of any business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the shareholders is properly presented at the Annual Meeting, the holders of the proxies will have discretionary voting authority to vote your shares.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors (the “Committee”) is composed of three independent non-employee directors and operates under a written charter adopted by the Board of Directors (see Appendix A to this Proxy Statement to review the current Audit Committee portion of the Audit and Finance Committee Charter, effective February 6, 2003, and Appendix A to the 2001 Proxy Statement to review the Audit Committee portion of the charter in effect in 2002). After appropriate review and discussion, the Committee determined that it had fulfilled its responsibilities under the Committee charter during fiscal year 2002. Furthermore, the

Committee has taken the following actions with respect to the Company’s audited financial statements for the year ended December 31, 2002 (the “audited financial statements”):

•	The Committee has reviewed and discussed the audited financial statements with management of the Company.

•	The Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.

•	The Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, and has discussed with PwC its independence from the Company. In connection with its review of PwC’s independence, the Committee also considered whether PwC’s provision of non-audit services during the 2002 fiscal year was compatible with the maintenance of their independence.

•	Based on and relying on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the U.S. Securities and Exchange Commission.

AUDIT AND FINANCE COMMITTEE
Ronald T. LeMay, Chair
Daryl J. White
L. White Matthews, III

AUDIT AND OTHER FEES

Following is a listing of the services provided by type and amounts charged by PwC to the Company for fiscal year 2002:

Audit Fees(1)		$875,254
Financial Information Systems Design and Implementation Fees		$0
All Other Fees:
Statutory audits of certain international subsidiaries	$109,756
Services relating to preparation of the Company’s tax returns and tax planning	$239,752
Services relating to business transactions	$108,272
Other miscellaneous services	$25,495
Total All Other Fees		$483,275

(1)	Fees billed or expected to be billed for the audit of the Company’s financial statements for the fiscal year ended December 31, 2002 and for the reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q are $875,254, of which an aggregate amount of $556,034 has been billed through December 31, 2002.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company’s Board of Directors is responsible for establishing the Company’s executive compensation philosophy and administering each component of the executive compensation program. The Committee is comprised entirely of independent, non-employee directors.

The Committee reviews each executive compensation component annually to maintain alignment with the Company’s goals and philosophy.

Philosophy. The Committee uses short-term (salary and annual incentives) and long-term (stock-based) compensation to motivate executives to achieve the Company’s strategic objectives, to align the interests of executives with those of shareholders, to provide competitive total compensation, to attract and retain highly qualified key executives, and to reward individual and Company performance.

Each component of the executives’ compensation is targeted at competitive levels, as measured by a comparison with identified peer companies. The companies identified by the Committee as a peer group for purposes of executive compensation comparison were determined by annual revenues, similar product lines, and companies identified as competitors for purposes of executive talent. The Committee reviews analysis gathered from a number of industry surveys which include the peer companies, with the data adjusted through regression analysis to reflect the Company’s size relative to those companies included in the analysis. This size-adjusted data is deemed by the Committee to provide an accurate representation of the competitive market. For 2003, the Committee intends to hire an outside compensation consultant to review appropriate compensation, including option grants, for the Company’s executive officers.

While the Committee recognizes the need to maintain competitive levels of target compensation for the Company’s executives — in order to retain and attract qualified talent — it also desires to maintain a compensation program which rewards high performance. To the extent the Company’s performance is greater than the performance of its industry peers, total compensation is designed to exceed the competitive median. If Company performance falls short of the performance of industry peers, total compensation would be expected to also fall below the competitive median.

Components. The Company’s executive compensation program is comprised of three major components, with each playing a specific role in support of the executive compensation philosophy, as follows:

•	Base Salary;

•	Annual Incentive Compensation; and

•	Stock-Based Compensation.

In determining compensation, the Committee considers all elements of an executive’s compensation package. The Company’s compensation program is designed to enhance shareholder value by linking a large portion of executive officers’ compensation directly to Company and/or business unit performance.

Base Salary. Information regarding the competitiveness of Company executives’ base salary was provided to the Committee through the data analysis described above. The Committee granted base salary increases to certain executives as warranted by individual performance, level of responsibility, scope and complexity of the position, and salary levels for comparable positions at companies in the compensation peer group. The Committee believes that base salary for the executive officers of the Company is positioned at competitive levels.

Annual Incentive Compensation. The Committee approved the Company’s 2002 bonus plan, which sets forth the annual target bonus award for each individual executive and all participating non-commissionable employees, as a percent of base salary. Additionally, the Committee approved the financial performance targets for the corporation as a whole. Payout of bonuses was derived through achievement of certain levels of performance against: 1) revenue attainment, 2) operating income attainment and 3) free cash flow metrics. An executive officer’s bonus, together with those payable to other participating non-commissionable employees as a group, could increase or decrease proportionately for performance levels over or under targeted levels.

For the bonus plan year 2002, Company performance was above target with respect to revenue, operating income and free cash flow goals. Because of the above target performance, the Company-wide portion of the bonus tied to overall company performance was earned and paid out. In addition, certain business units’ performance was at or above target, resulting in an additional level of cash compensation award being paid to executive officers and non-commissionable employees in those business units.

Stock-Based Compensation. The Committee and management believe that broad and significant employee ownership of Company stock effectively motivates the building of shareholder wealth and aligns the interests of employees with those of the Company’s shareholders. Stock-based awards in the form of stock option grants and restricted stock awards can be made under the Company’s 2000 Stock Incentive Plan.

Stock options granted to Company executives are based on the market competitive value of long-term incentives held by other executives having similar levels of responsibility within the defined peer group of companies, executive performance and contribution, and expected Company performance. Stock options will provide a return to the executive only if he or she remains an employee of the Company until the options have vested, and then only if the market value of the stock appreciates over the term of the options.

During 2002, the Committee approved the grant of options, with incremental vesting over a four-year period. Stock option grants allow executive officers to acquire shares of the Company’s common stock at the fair market value in effect on the date of grant. The option will provide a return to the executive only if he or she remains an employee of the Company until the options have vested, and then only if the market value of the stock appreciates over the term of the option. The table entitled “Option Grants in Last Fiscal Year” summarizes the stock options granted during 2002 to the five most highly compensated executive officers.

Chief Executive Officer Compensation. The CEO’s base salary was established by a process similar to that discussed previously for other executive officers. During fiscal year 2002, Mr. Monahan’s base salary increased to $627,000. Mr. Monahan had a target bonus opportunity of $507,870 under the 2002 bonus incentive plan, based solely on attainment of overall Company performance targets at a level of 100%. Mr. Monahan’s bonus opportunity could increase to a maximum of $761,805 if the Company met its performance targets at the 150% level. Since the Company met its performance targets at the 150% level, Mr. Monahan received a cash bonus incentive award for 2002 in the amount of $761,805. Mr. Monahan also received transaction bonuses related to the sale of the assets of the Company’s color proofing and color software business and the North American Digital Solutions and Services business totaling $174,000 and a years-of-service award of approximately $508. The Company has a Severance Agreement with Mr. Monahan, the terms of which are described under the heading “Severance Agreements, Retirement Agreement and Transaction Bonuses.” The Committee met with and without the CEO on February 6, 2003 and the Board of Directors met with and without the CEO on February 6, 2003 to formally evaluate the CEO’s performance through that date.

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the Company’s ability to deduct, for federal income tax purposes, certain compensation in excess of

$1 million per year paid to persons named in the Summary Compensation Table. The tax law exempts from this rule compensation resulting from the exercise of stock options granted under the conditions specified in the regulations. Under the Company’s 1996 Employee Stock Incentive Program, compensation deemed paid to an executive officer when he or she exercises an outstanding option under the Plan qualifies as performance-based compensation which will not be subject to the $1 million limitation. An amendment to the 2000 Stock Incentive Plan is being proposed in this proxy statement so that, if approved, the 2000 Stock Incentive Plan will operate in the same manner. For fiscal year 2002, compensation paid to the CEO was more than the Section 162(m) limit. The Committee has reviewed, and will continue to review as circumstances change, the effects of the Section 162(m) limit on the deductibility of amounts paid under the Company’s compensation programs.

Summary. The Committee believes the compensation plans for the Company’s executive officers have been designed so as to focus the efforts of the Company’s executive officers on the achievement of the Company’s business strategy and corporate objectives and to align the executives’ interests with those of its shareholders. The Committee will continue to evaluate these programs on an annual basis to ensure they continue to do so.

COMPENSATION COMMITTEE
Daryl J. White, Chair
Linda W. Hart
Michael S. Fields
Marvin L. Mann

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation	Awards	Options(2)	Payouts	Compensation(3)

William T. Monahan	2002	$627,000	$936,313	$0	0	85,000	$0	$38,706
Chairman, President	2001	$580,040	$433,702	$0	0	0	$0	$41,170
and Chief Executive	2000	$580,040	$0	$0	0	285,000	$0	$48,687
Officer

Robert L. Edwards	2002	$390,000	$483,100	$0	0	60,000	$0	$22,745
Senior Vice President,	2001	$368,000	$203,820	$0	0	0	$0	$22,552
Chief Financial Officer and	2000	$350,000	$0	$0	0	135,000	$0	$24,820
Chief Administrative Officer

Frank P. Russomanno	2002	$280,000	$312,000	$0	0	55,000	$0	$7,500
Vice President,	2001	$220,000	$144,010	$0	0	5,000	$0	$6,375
President, DS&IM	2000	$207,700	$71,000	$0	0	15,000	$0	$6,375

John L. Sullivan	2002	$284,000	$241,109	$0	0	40,000	$0	$22,202
Senior Vice President,	2001	$268,000	$178,667	$0	0	0	$0	$22,026
General Counsel and	2000	$255,000	$39,589	$0	0	30,000	$0	$24,310
Secretary

David H. Wenck(4)	2002	$287,000	$390,744	$0	0	30,000	$0	$419,550
Vice President,	2001	$276,000	$140,632	$0	0	0	$0	$20,917
President, DSS	2000	$251,667	$0	$0	0	30,000	$0	$24,216

(1)	The amounts shown for 2000 are a discretionary bonus for Mr. Russomanno of $30,000 and cash payments received by Mr. Russomanno and Mr. Sullivan under the Company’s 2000 Annual Bonus Plan. The amounts shown for 2001 include a discretionary bonus of $25,000 for Mr. Russomanno and $50,000 for Mr. Sullivan. The remaining amounts shown for 2001 are cash payments payable to the named individuals under the Company’s 2001 Annual Bonus Plan. The amounts shown for 2002 include a years-of-service award of $508 for Mr. Monahan, a retention bonus of $60,000 for Mr. Russomanno, a discretionary bonus of $7,657 for Mr. Sullivan and transaction bonuses payable to the named individuals, except Mr. Russomanno who was not eligible to participate in the transaction bonuses program, as a result of the sales of assets of the Company’s color proofing and color software business and the North American Digital Solutions and Services business. The aggregate amounts of the transaction bonuses are $174,000 for Mr. Monahan, $73,600 for Mr. Edwards, $53,600 for Mr. Sullivan and $110,400 for Mr. Wenck. The remaining amounts shown for 2002 are cash payments payable to the named individuals under the Company’s 2002 Annual Bonus Plan. See “Severance Agreements, Retirement Agreement and Transaction Bonuses.”

(2)	The stock options were granted under the 1996 Employee Stock Incentive Program and the 2000 Stock Incentive Plan.

(3)	The amounts for 2002 include the following components: (a) the value of Company contributions of common stock to the accounts of the named individuals under the Retirement Investment Plan and (b) the value of premiums paid by the Company on split-dollar life insurance. Mr. Russomanno does not participate in the split-dollar life insurance program. The amounts are as follows: Mr. Monahan — (a) $7,500 and (b) $31,206; Mr. Edwards — (a) $7,500 and (b) $15,245; Mr. Russomanno — (a) $7,500 and (b) $0; Mr. Sullivan — (a)$7,500 and (b)$14,702 and Mr. Wenck — (a) $7,500 and (b) $12,050. The amount for Mr. Wenck also includes $400,000 paid to him in fiscal year 2003 in connection with his retirement. See “Severance Agreements, Retirement Agreement and Transaction Bonuses — Retirement Agreement with Mr. Wenck.”

(4)	Mr. Wenck retired from the Company effective February 28, 2003.

Option Grants in Last Fiscal Year

Option Grants in Last Fiscal Year

	Individual Grants

		% of Total Options
	Number of Securities	Granted to	Exercise
	Underlying Options	Employees in	Price	Expiration	Grant Date
Name	Granted(1)	Fiscal Year 2002	($/Share)	Date	Present Value(2)

William T. Monahan	85,000	6.85%	$23.06	2-7-2012	$922,250
Robert L. Edwards	45,000	3.63%	$23.06	2-7-2012	$488,250
	15,000	1.21%	$30.53	8-6-2012	$209,400
Frank P. Russomanno	40,000	3.23%	$23.06	2-7-2012	$434,000
	15,000	1.21%	$30.53	8-6-2012	$209,400
John L. Sullivan	30,000	2.42%	$23.06	2-7-2012	$325,500
	10,000	.81%	$30.53	8-6-2012	$139,600
David H. Wenck	30,000	2.42%	$23.06	2-7-2012	$325,500

(1)	All options were granted at the fair market value of a share of common stock on the grant date, become exercisable over a four-year period, and expire ten years from the grant date. All options vest immediately in the event of a change of control.

(2)	In accordance with rules of the Securities and Exchange Commission, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company’s use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value for the options expiring in February 2012: expected life of the option of five years, volatility at 48%, no dividend yield, and discount rate at 4.17%. The following assumptions were made for purposes of calculating the Grant Date Present Value for the options expiring in August 2012: expected life of the option of five years, volatility at 48%, no dividend yield, and discount rate of 3.27%.

Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year End Option Values

Aggregated Option Exercises in Fiscal Year
2002 and Fiscal Year End Option Values

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money Options
	Shares		Options at 12/31/02		at 12/31/02
	Acquired on	Value
Name	Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William T. Monahan	0	$0	357,840	348,750	$4,431,293	$2,388,175
Robert L. Edwards	0	$0	127,500	207,500	$1,947,825	$1,680,075
Frank P. Russomanno	0	$0	30,630	68,750	$360,075	$713,875
John L. Sullivan	0	$0	56,250	68,750	$829,500	$745,900
David H. Wenck	0	$0	84,410	51,250	$1,014,471	$564,800

Compensation Under Retirement Plans

The Company’s Cash Balance Pension Plan (the “Pension Plan”), which is qualified under the applicable provisions of the Internal Revenue Code, covers substantially all domestic employees of the Company. Under the Pension Plan, benefits are determined by the amount of annual pay credits to each employee’s account (equal to 6% of each employee’s annual eligible earnings paid in that year) and annual interest credits (equal to the return on 30-year U.S. Treasury

Bonds as of November of the previous year) to such accounts. For the Pension Plan year 2002, the interest-crediting rate was 5.12%. At retirement, participants eligible for benefits may receive their account balance in a lump sum or as a monthly pension having an equivalent actuarial value. Certain limitations on the amount of benefits under tax qualified plans, such as the Company’s Retirement Investment Plan and the Pension Plan, were imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”) and Tax Reform Act of 1986 (“TRA”). The Company’s non-qualified supplemental benefit plan provides for the payment of amounts to employees who may be affected by those limitations so that, in general, total benefits will be equal to the level of benefits which would have been payable under the named plans but for the ERISA and TRA limitations. The benefits under the Pension Plan and non-qualified supplemental benefit plan vest after five years of service to the Company.

The estimated annual compensation payable to each of the following individuals named in the Summary Compensation Table as a single life annuity payable at age 65 under both the Company’s qualified and non-qualified pension plans (assuming that the named individuals, except Mr. Wenck, continue to be employed by the Company until age 65 and receive 5% annual compensation increases and using an interest-crediting rate of 4.96%, which is the rate for 2003), are as follows: Mr. Monahan, $157,080.61; Mr. Edwards, $192,034.29; Mr. Russomanno, $52,036.67; and Mr. Sullivan, $117,103.59. Mr. Edwards and Mr. Sullivan have not yet attained vesting in these plan benefits. All of these amounts were calculated based on compensation paid in 2002. Each named executive’s bonus for the year 2002, which was not paid until February 2003, was not included in the calculation, as the named executives would not receive pay credits under the Pension Plan for these amounts until 2003, the year such amounts were paid. Mr. Wenck’s benefit was calculated using his actual retirement date of February 28, 2003 and his annual benefit is $14,434.79.

Mr. Monahan and Mr. Russomanno will also retain, so long as they remain employed with the Company, the right to receive benefits accrued as of the date the Company was spun off from 3M under 3M’s pension plan. Employees who were 3M employees immediately prior to the spin-off whose age and years of 3M pension service as of the spin-off date equal or exceed 50 (with a minimum of 10 years of 3M pension service) continue to be credited with service for purposes of early retirement subsidies under 3M’s pension plan based on their combined pension service with the Company and 3M, and will have their 3M accrued benefits as of the spin-off date increased following the spin-off by 4% per year of employment with the Company. One half of the 4% per year increase will be paid to the individual by 3M and one half will be paid by the Company. Mr. Monahan and Mr. Russomanno are eligible to continue to accrue service credit under 3M’s pension plan as described above. Mr. Wenck also participated in the 3M pension plan and his service credits ended on February 28, 2003 when he retired from the Company. The annual amount payable by the Company to those named individuals (assuming retirement from the Company for Mr. Monahan and Mr. Russomanno at age 65 and Mr. Wenck on February 28, 2003) is as follows: Mr. Monahan, $56,491.56; Mr. Russomanno, $20,485.44 and Mr. Wenck, $9,429.36.

Severance Agreements, Retirement Agreement and Transaction Bonuses

Severance Agreement with Mr. Monahan. In August 2002, Mr. Monahan’s Employment Agreement with the Company was replaced with a Severance Agreement with the Company, which commenced as of August 7, 2002 for an initial one-year term, with automatic one-year renewals as long as Mr. Monahan is employed by the Company on the anniversary of the date the Severance Agreement became effective, unless the Company gives notice not to renew. If the Company gives notice not to renew, the Severance Agreement remains in effect for 12 months after the date Mr. Monahan receives such notice. Under the Severance Agreement, Mr. Monahan will receive certain benefits upon termination of employment by the Company for any reason other than cause, termination of employment by Mr. Monahan for good reason or termination by the Company or Mr. Monahan because of disability, provided he enters a general release of all claims against the Company within 21 days of termination. Mr. Monahan also would receive standard death and disability benefits under the Severance Agreement.

Upon qualification for severance benefits, Mr. Monahan would receive (i) his full base salary earned and unpaid through the date of termination, (ii) any amount earned as a bonus with respect to the fiscal year of the Company preceding the date of termination if such bonus has not yet been paid and (iii) an amount representing credit for any vacation earned or accrued but not taken during the current vacation year. Upon termination, Mr. Monahan’s base salary payments would cease and he would receive a cash payment equivalent to the sum of (i) two times the average of the sum of the actual annual bonuses paid to him for the three years prior to the fiscal year in which the date of termination occurs (specifically excluding any long-term incentive compensation) plus (ii) an amount equal to two times his annual base salary for the fiscal year in which the date of termination occurs. In the case of a termination for disability, any amounts paid or payable under the Company’s disability benefits plans or under the Social Security disability insurance program would be deducted from the total cash payment.

The Company will also provide Mr. Monahan with the Company’s welfare benefits under the Company’s plans and programs, as elected by him, for two years following the date of termination. If Mr. Monahan participated in any defined benefit pension plan immediately before the termination of his employment, he will receive additional payments equal to the excess (if any) of (i) the amount that would be payable to him as a benefit from any pension plan, had he remained employed for an additional two years at comparable salary and bonus levels, over (ii) the amount actually payable as a benefit from any pension plan. Additionally, if 3M does not treat the two years after termination (during which Mr. Monahan is eligible for severance payments under the Severance Agreement) as a period of continued employment for purposes of determining grandfathered benefits from Mr. Monahan’s employment at 3M, then the Company will pay a single lump sum cash payment (grossed up for any taxes) equal to the actuarial present value of the additional grandfathered benefits to which Mr. Monahan would have been entitled, had 3M treated the period as a period of continued employment.

In addition, upon Mr. Monahan’s termination of employment, all shares of restricted stock owned or held by Mr. Monahan or promised by the Company will be immediately vested without further restriction, all stock options granted before the Severance Agreement became effective on August 7, 2002 that are not vested as of the date of termination of employment will vest in full and remain exercisable in accordance with their terms and all options granted after August 7, 2002 will continue to vest and be exercisable in accordance with their terms as if Mr. Monahan’s employment had terminated on the second anniversary of the date of his termination.

Finally, if any payment or benefit Mr. Monahan receives pursuant to the Severance Agreement or otherwise is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Monahan will receive a gross-up payment. The gross-up payment will be calculated to ensure that he retains an amount of the gross-up payment equal to the excise tax imposed.

Severance Agreements With Other Executive Officers. Each of the other named executives has entered into a severance agreement with the Company which provides certain benefits upon termination of employment by the Company for any reason other than cause or termination of employment by the executive for good reason. Upon qualification for severance benefits, the executive would receive (i) the full base salary earned by the executive and unpaid through the date of termination, (ii) any amount earned by the executive as a bonus with respect to the fiscal year of the Company preceding the date of termination if such bonus has not been paid, and (iii) an amount representing credit for any vacation earned or accrued by the executive but not taken during the current vacation year. In lieu of any further base salary payments to the executive for periods subsequent to the date of termination, and unless termination occurs after a change of control of the Company, the executive would also receive a cash amount equivalent to the sum of (i) an amount equal to the target bonus under the applicable bonus plan for the fiscal year in which the date of termination occurs plus (ii) an amount equal to one year’s salary for the fiscal year in which the date of termination occurs. In the event termination occurs after a change of control of the Company, the executive would instead be eligible to receive a cash amount equal to the sum of (i) an amount equal to two times the average of the sum of the actual bonuses paid to the executive for the two years prior to the fiscal year in which the date of termination occurs plus (ii) an amount equal to two times the executive’s annual salary for the fiscal year in which the date of termination occurs. The Company will also provide the executive with the Company’s standard medical and dental insurance coverages, as elected by the executive, for 12 months following the date of termination or 24 months after termination if the termination results from a change in control. In addition, all shares of restricted stock owned or held by the executive or promised by the Company will be immediately vested without further restriction.

Retirement Agreement with Mr. Wenck. Mr. Wenck entered into a Retirement Agreement with the Company on November 7, 2002. Under this Retirement Agreement, the Company agreed to pay Mr. Wenck $400,000 within 30 days of his retirement from the Company in 2003 in recognition of his leadership and consistent core contributions to the Company. This payment was conditioned upon Mr. Wenck executing a general release of all claims against the Company within 21 days of his retirement.

Transaction Bonuses. Transaction bonuses were payable to qualifying named executives, except Mr. Russomanno who was not eligible to participate in the transaction bonus program, if the Company completed the sale of any or all of its business units by means of a business combination or a sale of all or substantially all of the Company’s assets pursuant to a definitive agreement entered into prior to December 31, 2002. The transaction bonuses qualified named executives to receive from 0% to 100% of their maximum transaction bonus amount, depending on the business unit or combination of business units sold in a given transaction or combination of transactions. The maximum transaction bonus amount for Mr. Monahan was 60% of his base salary as of January 1, 2001. For each of the other named participating executives, the maximum transaction bonus amount was defined as 40% of his base salary as of January 1, 2001. No executive named in the Summary Compensation Table above was eligible to receive, in the aggregate, more than 100% of the maximum transaction bonus amount for which he was eligible. As a result of the sale of the Company’s color proofing and color software business to Kodak Polychrome Graphics on December 31, 2001, transaction bonuses were paid in 2002 to participating qualified named executives who were employed with the Company or Kodak Polychrome Graphics on the 120th day following the transaction or were eligible for severance benefits under a severance agreement. As a result of the sale of the North American Digital Solutions and Services business to DecisionOne Corporation on August 30, 2002, transaction bonuses were paid in 2002 to participating qualified named executives who were employed with the Company on the 120th day following the transaction or were eligible for severance benefits under a severance agreement.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The graph and table below compare the cumulative total shareholder return on the Company’s common stock for the last five fiscal years with the cumulative total return of the S&P MidCap 400 Index and the Pacific Stock Exchange High Technology Index (“PSE High Tech Index”) over the same period. The graph and table assume the investment of $100 on December 31, 1997 in each of the Company’s common stock, the S&P MidCap 400 Index and the PSE High Tech Index and reinvestment of all dividends.

Five-Year Cumulative Total Return

(Total Return Index)	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Imation Corp.	$100.00	$109.38	$209.78	$96.88	$134.88	$219.26
S&P MidCap 400 Index	100.00	119.09	136.60	160.51	159.55	136.40
PSE High Tech Index	100.00	155.13	336.38	282.16	238.62	159.54

GENERAL

Proxy Solicitation

The costs of preparing, printing and mailing this Proxy Statement will be paid by the Company, including the reimbursement to banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders for a fee of $5,500, plus reimbursement for certain out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by employees of Morrow & Co., Inc.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 is being sent to shareholders with this Proxy Statement. Where more than one shareholder resides at the same address, certain of such shareholders have received notice of the Company’s intent to deliver only one Proxy Statement and Annual Report, and the Company will do so unless it receives contrary instructions from one or more of the shareholders. Similarly, brokers and other intermediaries holding shares of common stock in “street name” for more than one beneficial owner with the same address may deliver only one Annual Report and one Proxy Statement to that address, if the appropriate notice was provided or consent obtained.

The Company will deliver promptly, upon written request to the address noted below or oral request to Imation Shareholder Services at 1-800-317-4445, a separate copy of the Proxy Statement and/or Annual Report for the year ended December 31, 2002 to a shareholder at a shared address to which a single copy was delivered, including a beneficial owner of stock held in “street name.” A shareholder may also use the address below and the phone number noted above, if a shareholder wishes to receive separate Proxy Statements and/or Annual Reports in the future or shareholders sharing an address wish to request delivery of a single copy of the Proxy Statement or Annual Report if they are receiving multiple copies. If your shares are held in “street name” and you want to increase or decrease the number of copies of the Company’s Annual Report and Proxy Statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf. Requests to the Company should be addressed to:

INVESTOR RELATIONS
IMATION CORP.
1 IMATION PLACE
OAKDALE, MN 55128

Shareholder Proposals for 2004 Annual Meeting

Any shareholder proposal intended to be presented at the Company’s Annual Meeting of Shareholders to be held in 2004 that is requested to be included in the Company’s Proxy Statement must be received at the principal executive offices of the Company by the close of business on November 28, 2003. Such proposal must also comply with all applicable statutes and regulations and must be sent to the attention of the Secretary of the Company.

If a shareholder wishes to present any other proposal or nominate a person to be elected as a director at the Company’s Annual Meeting of Shareholders to be held in 2004, the proposal or nomination must be received in writing by the Secretary of the Company at the Company’s principal executive offices between February 8, 2004 and March 9, 2004. However, if the Annual Meeting is to be held before April 28, 2004 or after May 18, 2004, then the proposal or nomination must be received before the later of (i) the close of business on the 10th day following the day on which notice of the meeting date is mailed or public disclosure of the meeting date is made, whichever occurs first, and (ii) the close of business 60 days before the Annual Meeting. The proposal or nomination must contain the specific information required by the Company’s Bylaws, a copy of which may be obtained by writing to the Secretary of the Company.

Dated: March 24, 2003

BY ORDER OF THE BOARD OF DIRECTORS,

John L. Sullivan
Senior Vice President, General Counsel
and Secretary

APPENDIX A

IMATION CORP.

AUDIT COMMITTEE CHARTER
AS APPROVED FEBRUARY 6, 2003

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines is necessary, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually (with the review process overseen by the Nominating & Governance Committee) and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4. Review and discuss quarterly reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments within generally accepted accounting principles for policies and procedures related to material items that have been discussed with management, including the ramification of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10. Review and evaluate the lead partner of the independent auditor team.

11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

15. Review the appointment and replacement of the senior internal auditing executive.

16. Review the significant reports to management prepared by the internal auditing department and management’s responses.

17. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

18. Review with the independent auditor any issues having potential implications under Section 10A(b) of the Exchange Act.

19. Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the

Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

20. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

22. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX B

IMATION CORP.

2000 STOCK INCENTIVE PLAN
AS AMENDED FEBRUARY 6, 2003

Section 1.     Purpose; Effect on Prior Plans.

(a) Purpose. The purpose of the Imation 2000 Stock Incentive Plan (the “Plan”) is to promote the interests of Imation Corp. (the “Company”) and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants and independent contractors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business.

(b) Effect on Prior Plans. From and after the date of shareholder approval of the Plan, no awards shall be granted under the Company’s 1996 Employee Stock Incentive Plan, but all outstanding awards previously granted under the 1996 Employee Stock Incentive Plan shall remain outstanding in accordance with the terms thereof.

Section 2.     Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean the Compensation Committee or such other committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g) “Company” shall mean Imation Corp., a Delaware corporation, and any successor corporation.

(h) “Director” shall mean a member of the Board.

(i) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j) “Eligible Person” shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person, but shall not include any non-employee Director.

(k) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, the Fair Market Value of Shares as of a given date shall be the last sale price of the Shares as reported on the New York Stock Exchange Composite Transactions on such date.

(l) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(m) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(n) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(o) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(p) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(q) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(r) “Person” shall mean any individual, corporation, partnership, association or trust.

(s) “Plan” shall mean the Imation Corp. 2000 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(t) “Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(u) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(v) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(w) “Shares” shall mean shares of common stock, par value $.01 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(x) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.     Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash,

Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

(c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.     Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 4,000,000. Shares to be issued under the Plan may be either authorized but unissued Shares, treasury Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 500,000 Shares (subject to adjustment as provided for in Section 4(d) of the Plan), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(d) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Section 5.     Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.     Awards.

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Incentive Stock Option shall be equal to 100% of the Fair Market Value of a Share on the date of grant of such Option. Non-Qualified Stock Options may have a purchase price equal to or more or less than 100% of Fair Market Value, as determined by and at the sole discretion of the Committee.

(ii) Option Term. The term of each Option shall be fixed by the Committee.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Stock Certificates; Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued and held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. No stock certificates evidencing such Restricted Stock shall be issued to the Participant prior to the lapse or waiver of restrictions applicable to such Restricted Stock. Stock certificates registered in the name of the Participant shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e) Dividend Equivalents. The Committee is hereby authorized to grant to Eligible Persons Dividend Equivalents under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g) General.

(i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof) and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant (except as otherwise provided in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option pursuant to terms determined by the Committee) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.     Amendment and Termination; Adjustments.

(a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that requires stockholder approval under the rules or regulations of New York Stock Exchange, or to comply with section 16(b) of the Securities Exchange Act of 1934, as amended.

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.     Income Tax Withholding.

In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.     General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) No Rights of Shareholders. Except with respect to Restricted Stock, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan and any rules and regulations relating to the Plan or any Award.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto shall be canceled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.     Term of the Plan.

The Plan shall terminate ten (10) years after the date of the initial grants or awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond that date.

ANNUAL MEETING OF SHAREHOLDERS

MUSEUM OF CONTEMPORARY ART
220 E. CHICAGO AVE.
CHICAGO, IL 60611

MAY 8, 2003
9:00 A.M. LOCAL TIME

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year’s Annual Report and proxy materials via the Internet rather than by mail. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit http://www.econsent.com/imn.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                      ZIMT42

IMATION CORP.

2003 PROXY

This Proxy is Solicited on Behalf of the Board of Directors

P R O X Y

The undersigned hereby appoints William T. Monahan, Robert L. Edwards and John L. Sullivan, and each of them, as proxies with full power of substitution, to vote all shares of Common Stock which the undersigned has power to vote at the Annual Meeting of Shareholders of Imation Corp. to be held at 9:00 a.m. (local time), Thursday, May 8, 2003 at the Museum of Contemporary Art, 220 E. Chicago Ave., Chicago, IL 60611, and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The Proxies are authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Furthermore, as a participant in the Imation Retirement Investment Plan (“RIP”), I hereby direct Fidelity Management Trust Company, as RIP Trustee, to vote at the 2003 Annual Meeting of Shareholders of Imation Corp., and at any adjournment thereof, all shares of Imation Corp. Common Stock allocated as of March 14, 2003 to my account in the Imation RIP, plus a pro rata portion of the shares that have not been allocated to participant accounts or for which no instructions are received, as designated below. I understand that this card must be received by EquiServe Trust Company, N.A. of New York, acting as tabulation agent for the RIP Trustee, by May 3, 2003. If it is not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares held in my account will be voted by Fidelity Management Trust Company in the same proportion that the other participants in the plan direct the RIP Trustee to vote shares allocated to their accounts. All voting instructions given by participants shall be held in strict confidence by the RIP Trustee.

     Indicate change of address here and mark box on reverse side.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 06818-8694

Voter Control Number

[                   ]

VOTE BY TELEPHONE OR THE INTERNET
QUICK • EASY • IMMEDIATE

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 12:00 midnight New York time on May 7, 2003.

Your telephone or Internet vote authorizes the proxies named on this proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:	ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE (1-877-779-8683) FROM THE U.S. AND CANADA OR DIAL 201-536-8073 FROM OTHER COUNTRIES

You will be asked to enter the VOTER CONTROL NUMBER located in the box above. Then follow the instructions.

OR

VOTE BY INTERNET:	POINT YOUR BROWSER TO THE WEB ADDRESS: http://www.eproxyvote.com/imn

You will be asked to enter the VOTER CONTROL NUMBER located in the box above. Then follow the instructions.

OR

VOTE BY MAIL:	Mark, sign and date your proxy card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                      ZIMT41

     ☒ Please mark votes as in this example.

This proxy, when properly executed, will be voted as directed. If no direction is made, it will be voted “FOR” Items 1, 2 and 3. Discretionary authority is hereby conferred as to all other matters which may properly come before the Annual Meeting or any adjournment thereof.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.

1.	Election of three Directors (Class I) to serve a term of three years. Nominees: (01) Michael S. Fields, (02) L. White Matthews, III and (03) Ronald T. LeMay	2.	Ratification of appointment of Pricewaterhouse- Coopers LLP as independent auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	FOR ☐ ☐ WITHHELD	3.	Approval of the amendment to the 2000 Stock Incentive Plan.	☐	☐	☐

	__________________________________________
☐	For, except vote withheld from the nominees listed on the line above

Address Change? Mark box	☐
Indicate change on reverse.
Check this box if you plan to attend the Annual Meeting. If you choose to vote your proxy by telephone, please do not hang up until you have been prompted and have replied regarding your attendance at the Annual Meeting	☐

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, either or both may sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person

Signature:_______________________ Date:_____________________ Signature:_______________________ Date:_____________________